The following exhibit is a form of the agreement between Sinclair Broadcast Group, Inc. and the recipients of the stock appreciation right awards on February 19, 2021.
SINCLAIR BROADCAST GROUP, INC.

STOCK APPRECIATION RIGHT AGREEMENT

    THIS STOCK APPRECIATION RIGHT AGREEMENT (this “Agreement”) is made and entered into as of this __ day of __________, 20__ (the “Grant Date”) between Sinclair Broadcast Group, Inc., a Maryland corporation (the “Company”), and _______(“Employee”).

RECITALS

    WHEREAS, the Company had adopted the 1996 Long-Term Incentive Plan of Sinclair Broadcast Group, Inc. (the “Plan”) to reward certain key individuals for making contributions to the Company and its subsidiaries by enabling them to acquire shares of Class A Common Stock, par value $.01 per share (“Common Stock”), of the Company; and

    WHEREAS, the Company desires to grant to Employee stock-settled compensation based on the appreciation in value of _________ (________) shares of Common Stock (the “SARs”) pursuant to the Plan and upon the terms and subject to the conditions hereinafter set forth.

AGREEMENTS

    NOW, THEREFORE, IN CONSIDERATION OF the foregoing premises, the parties to this Agreement agree as follows:

    1.    Grant of SARs. Subject to the terms and conditions set forth in this Agreement, the Company hereby grants to Employee the right to receive Common Stock of the Company equal in value (at the per share closing price of the Company’s Common Stock on the date of exercise) to the difference between $____, the per share closing price of the Company’s Common Stock on the Grant Date, and the per share closing price of the Company’s Common Stock on the date of exercise. The SARs shall vest [fifty percent (50%)] on each anniversary of the Grant Date, subject to Employee’s continued employment on the applicable vesting date except as otherwise provided in Section 3.

    2.    Relationship to Plan. The SARs are issued in accordance with and subject to all of the terms, conditions, and provisions of the Plan, as amended from time to time and administrative interpretations thereunder, if any, which have been adopted by the Committee thereunder and are in effect on the date hereof. Except as defined herein or otherwise stated, capitalized terms shall have the same meanings ascribed to them under the Plan.

    3.    Termination of SARs. The SARs hereby granted shall terminate and be of no force and effect with respect to any shares of Common Stock not previously exercised or acquired by Employee on the tenth (10th) anniversary of the Grant Date.

[IF EMPLOYEE AGREEMENT: In the event that pursuant to the Employment Agreement between the Company, its affiliate or subsidiary (“SBG”) and Employee dated ___________, 20__ (the “Employment Agreement”), Employee’s employment with SBG is terminated (i) without Cause, (ii) for Good Reason, (all of the foregoing capitalized terms shall have the meaning ascribed to them as in the Employment Agreement), or (iii) as a result of Retirement (as defined below) then the SARs shall become fully vested as of the effective date of Employee’s termination of employment. All SARs which are unvested at the time of Employee’s termination of employment for any other reason, after giving effect to the preceding sentence, shall terminate and be of no force and effect.

For purposes of this Agreement, the term “Retirement” shall mean Employee’s voluntary separation from service with the Company either (i) after age 65 or (ii) after age 55, if at such time Employee has had at least ten (10 years of service with the Company.]

[IF NO EMPLOYEE AGREEMENT: In the event that Employee’s employment with the Company, its affiliate or subsidiary is terminated (i) without Cause (as defined below), (ii) for Good Reason, (as defined below), or (iii) as a result of Retirement (as defined below) then the SARs shall become fully vested as of the effective date of Employee’s termination of employment. All SARs which are unvested at the time of Employee’s termination of employment for any other reason, after giving effect to the preceding sentence, shall terminate and be of no force and effect.

    For the purposes of this Agreement, "Cause" means any of the following: (i) the wrongful appropriation for Employee's own use or benefit of property or money entrusted to Employee by SBG or its direct or indirect subsidiaries, (ii) the conviction or granting of a Probation Before Judgment (or similar such finding or determination if not by a Maryland court) of a crime involving moral turpitude, (iii) Employee's continued willful disregard of Employee's duties and responsibilities hereunder after written notice of such disregard and the reasonable opportunity to correct such disregard, (iv) Employee's continued violation of Company policy after written notice of such violations (such policy may include policies as to drug or alcohol abuse) and the reasonable opportunity to cure such violations, (v) any willful misconduct or gross negligence by Employee which is reasonably likely (in the opinion of SBG’s FCC counsel) to actually jeopardize a Federal Communications Commission license of any broadcast station owned directly or indirectly by the Company, or programmed, directly or indirectly, by the Company; or (vi) the continued insubordination of Employee and/or Employee’s repeated failure to follow the reasonable directives of Employee’s supervisor(s) and/or the SBG CEO after written notice of such insubordination or the failure to follow such reasonable directives.

For purposes of this Agreement, “Good Reason” means any of the following: (i) the relocation of Employee’s principal place of employment more than fifty (50) miles from the Baltimore, Maryland metropolitan area, (ii) a more than five percent (5.0%) reduction in Employee’s base salary (other than a reduction consistent with a company-wide reduction in pay affecting substantially all executive employees of SBG and its subsidiaries), or (iii) a material reduction in the duties of Employee or a material change in Employee’s working conditions.

For purposes of this Agreement, the term “Retirement” shall mean Employee’s voluntary separation from service with the Company either (i) after age 65 or (ii) after age 55, if at such time Employee has had at least ten (10 years of service with the Company.]

4.    Exercise of SARs. Subject to the limitations herein and in the Plan, the SARs, to the extent vested, may be exercised with respect to the shares of Common Stock, in whole or in part, at any time on or prior to the tenth (10th) anniversary of the Grant Date, regardless of Employee’s service status, by written notice to the Company at its principal executive office. Notwithstanding any contrary provision of this Agreement or the Plan, the exercise price of a SAR shall not be less than the fair market value of the Common Stock on the date of grant under the Plan.

    5.    Transferability. The SARs shall not be transferable except by will or by the laws of descent and distribution. During Employee’s lifetime, the SARs may be exercised only by Employee. No assignment or transfer of the SARs, whether voluntary or involuntary, by operation of law or otherwise, except a transfer by will or by the laws of descent and distribution, shall vest in the assignee or transferee any interest or right whatsoever in the SARs.

    6.    No Rights as Stockholder. Employee shall not have any rights as a stockholder of the Company with respect to any of the shares subject to the SARs, except to the extent that such shares shall have been acquired by and transferred to Employee.

    7.    Dissolution or Merger. Upon the dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving corporation, or a transaction in which another individual or entity becomes the owner of fifty percent (50%) or more of the total combined voting power of all classes of stock of the Company, all the unvested SARs shall vest and Employee shall have the right to exercise the unexercised portion of the SARs immediately prior to such event.

    8.    Withholding for Tax Purposes. Any amount of Common Stock that is payable or transferable to Employee hereunder may be reduced by any amount or amounts which the Company is required to withhold under the then applicable provisions of the Internal Revenue Code of 1986, as amended, or its successors, or any other federal, state, or local tax withholding requirement. If Employee does not elect to satisfy withholding requirements in this fashion, the issuance of the shares of Common Stock transferable to Employee hereunder shall be contingent upon Employee’s satisfaction of any withholding obligations that may apply upon Employee’s payment to the Company of any tax withholding obligations that may apply.

    9.    Notice. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder will be deemed to be delivered on the date that it is personally delivered or, whether actually received or not, on the third (3rd) business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address that such person has heretofore specified by written notice delivered in accordance herewith. The Company or Employee may change, at any time and from time to time, by written notice to the other, the address that it or he had therefore specified for receiving notices.

Until changed in accordance herewith, the Company and Employee specify their respective addresses as set forth below:

        Company:            Sinclair Broadcast Group, Inc.
                        10706 Beaver Dam Road
                        Cockeysville, Maryland 21030
                        Attn: President and CEO

        with copy to:            Sinclair Broadcast Group, Inc.
                        10706 Beaver Dam Road
                        Cockeysville, Maryland 21030
                        Attn: General Counsel

Employee:    Employee’s then current address on file with Sinclair Broadcast Group, Inc.

    10.    Amendment. Notwithstanding any other provision hereof, this Agreement may not be supplemented or amended from time to time without the written consent of Employee and the Company.

    11.    Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maryland applicable to agreements made and to be performed entirely in Maryland.

    12.    Counterparts. This Agreement may be executed in multiple counterparts. The Company and Employee may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.

    IN WITNESS WHEREOF, the Company and Employee have caused this Agreement to be executed as of the date first above written.

WITNESS:                    SINCLAIR BROADCAST GROUP, INC.

________________________________    By:    _____________________________(SEAL)
                        Name:
                        Title:
________________________________        ____________________________(SEAL)
                        [Employee]